EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-32106) and related Prospectus of Sabre Holdings Corporation and to the incorporation by reference therein of our report dated March 16, 2000 with respect to the consolidated financial statements and schedule of Sabre Holdings Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                       ERNST & YOUNG LLP

Dallas, Texas
April 17, 2000